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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP

          A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
      1201 THIRD AVENUE, 48TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

                               December 10, 1999

ShopNow.com Inc.
411 First Avenue South
Suite 200 North
Seattle, Washington 98104

         Re: Registration Statement on Form S-8 of Shares of Common Stock, $0.001 Par Value, of ShopNow.com Inc.

Ladies and Gentlemen:

         We have acted as counsel to ShopNow.com Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to up to 4,657,536 shares of Common Stock, $0.001 par value, which may be issued as follows: (1) up to 4,000,000 shares under the ShopNow.com Inc. 1999 Nonofficer Employee Stock Option Plan; (2) up to 500,000 shares under a Nonqualified Stock Option Grant Notice and (3) up to 157,536 shares under the SpeedyClick, Corp. 1999 Stock Incentive Plan (collectively, the "Plans").

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on and subject to the foregoing, we are of the opinion that any original issuance shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, issuance thereof by the Company in accordance with the terms of each Plan and the receipt of consideration therefor in accordance with the terms of each Plan, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,

                                /s/ Perkins Coie LLP